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                                                                EXHIBIT 10.107

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER is dated as of April 12, 1996, by and among Devon W. Paxson ("Devon"), Todd L. Paxson ("Todd" and together with Devon, individually, a "Stockholder" and collectively, the "Stockholders"), Pax Jax, Inc., a Florida corporation (the "PCC Subsidiary"), Paxson Communications Corporation, a Delaware corporation ("PCC"), and Todd Communications, Inc., a Florida corporation (the "Company").

                                    RECITALS

         A. The respective Boards of Directors of the Company, PCC and the PCC Subsidiary have approved the merger of the Company with and into the PCC Subsidiary, upon the terms and subject to the conditions set forth in this Agreement (the "Merger"), whereby each issued and outstanding share of Common Stock, par value $1.00 per share, of the Company (the "Company Common Stock"), will be converted into the right to receive Class A Common Stock, par value of $.001 per share, of PCC.

         B. For Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code").

         C. The Company is the licensee of and owns and operates radio station WFSJ(FM), St. Augustine, Florida (the "Station").


                                   AGREEMENTS

         In consideration of the above recitals and of the mutual agreements and covenants contained in this Agreement, the parties hereto intending to be legally bound, agree as follows:

1.       THE MERGER

         1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Florida Business Corporation Act (the "FBCA"), the Company shall be merged with and into the PCC Subsidiary at the Effective Time (as defined below). Following the Merger, the separate corporate existence of the Company shall cease and the PCC Subsidiary shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company in accordance with the FBCA.

         1.2 Effective Time. At the time of the Closing (as defined below), the Surviving Corporation shall file articles of merger or other appropriate documents (in any such case, the "Articles
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of Merger") executed in accordance with the relevant provisions of the FBCA and shall make all other filings or recordings required under the FBCA. The Merger shall become effective upon the filing of the Articles of Merger with the Department of State of the State of Florida (the "Effective Time").

         1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 1106 of the FBCA.

         1.4     Articles of Incorporation and By-laws.

                 (a) The articles of incorporation of the PCC Subsidiary as in effect immediately prior to the Effective Time shall become the articles of incorporation of the Surviving Corporation at the Effective Time until thereafter changed or amended as provided therein or by applicable law.

                 (b) The By-laws of the PCC Subsidiary as in effect immediately prior to the Effective Time shall become the By-laws of the Surviving Corporation at the Effective Time until thereafter changed or amended as provided therein or by applicable law.

         1.5 Directors. The directors of the PCC Subsidiary immediately prior to the Effective Time shall become the directors of the Surviving Corporation at the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         1.6 Officers. The officers of the PCC Subsidiary immediately prior to the Effective Time shall become the officers of the Surviving Corporation at the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         1.7 Effect on Capital Stock. As of the Effective Time, by virtue of the merger and without any action on the part of any holder of any shares of the Company, the PCC Subsidiary or any other party:

                 (a) Capital Stock of PCC Subsidiary. Each share of the capital stock of the PCC Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of Common Stock of the Surviving Corporation.

                 (b) Cancellation of Treasury Stock. Any share of Company Common Stock held in treasury by the Company immediately prior to the Effective Time shall be automatically canceled and





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retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                 (c) PCC Shares. The shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive an aggregate number of shares of the Class A Common Stock, par value $.001 per share, of PCC (the "PCC Shares") equal to
(i) $5,000,000, minus the principal amount outstanding of all indebtedness of the Company as of the Effective Time together with any unpaid interest or other unpaid charges accrued on such indebtedness on or before the Effective Time, divided by (ii) $16.00. The PCC Shares shall be apportioned between the Stockholders pro rata in accordance with their respective ownership interest in the Company immediately prior to the Effective Time. As of the Effective Time, all shares of Company Common Stock shall be no longer outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such share of Company Common Stock shall cease to have any rights with respect thereto except the right to receive the PCC Shares in the amount set forth herein.


2.       REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS.

         Each Stockholder jointly and severally represents and warrants to the PCC Subsidiary and PCC as follows:

         2.1 Organization, Standing and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of Florida and authorized to transact business in each jurisdiction where the conduct of the business or operations of the Company require the Company to qualify to conduct its business as presently conducted. The Company has all requisite power and authority to conduct the business operations of the Station as now conducted. The Company is not a participant in any joint venture or partnership with any person or entity with respect to any part of the operations of the Station. The Company does not own any equity interest in any corporation, partnership or other entity. The Stockholders and the Company have the legal power and authority to execute, deliver and perform this Agreement. This Agreement has been authorized by all necessary corporate actions on the part of the Company and its stockholders.

         2.2 Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth on Exhibit A hereto and is owned by the Stockholders beneficially and of record as set forth on Exhibit A hereto. The Company Common Stock constitutes all of the issued and outstanding capital stock of





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the Company.  The Company Common Stock has been duly authorized, is validly issued, fully paid and nonassessable and was issued in accordance with all federal and state securities laws. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, voting trusts, shareholders agreements, proxies or other agreements or commitments which relate to the issuance, disposition or acquisition of the capital stock of the Company, the voting of the capital stock or the conduct of the affairs of the Company or otherwise to the capital stock of the Company.

         2.3 Binding Obligation. This Agreement has been duly executed and delivered by the Stockholders and the Company and constitutes the legal, valid, and binding obligation of the Stockholders and the Company, enforceable against them in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, and by judicial discretion in the enforcement of equitable remedies.

         2.4 Absence of Conflicting Agreements. Subject to obtaining the consents listed on Exhibit B hereto (the "Consents"), the execution, delivery and performance of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) do not require the consent of any third party; (ii) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; (iii) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license or permit to which the Company or any Stockholder is a party or by which the Company or any Stockholder may be bound; and (iv) will not conflict with any provision of the Company's Certificate of Incorporation or By-laws.

         2.5 Licenses. All licenses, permits and other authorizations issued to the Company by any federal, state or local governmental authority, including by the FCC (the "Licenses") constitute all of the licenses, permits and authorizations necessary for the conduct of the business or operation of the Station in accordance with applicable laws and in the manner and to the extent presently operated. Such Licenses have been validly issued and the Company is the authorized legal holder thereof. None of the Licenses is subject to any restriction or condition which would limit the full operation of the Station as presently operated. The Licenses are in full force and effect. The business and operations of the





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Station are being conducted in accordance with the Licenses.  The Stockholders have no reason to believe that the Licenses issued by the FCC will not be renewed by the FCC in the ordinary course.

         2.6 Title to and Condition of Real Property. The Company has good fee simple title or a valid leasehold interest to all of its real property and such real property constitutes all of the real property necessary for the conduct of the business or operation of the Station in the manner and to the extent presently operated. Such real property is held by the Company free and clear of any security interest, mortgage, pledge or other lien or encumbrance other than liens for taxes not yet due. The buildings, improvements and fixtures that are included in such real property are in all material respects in good operating order (ordinary wear and tear excepted) and available for immediate use in the ordinary course of the Station's business.

         2.7 Title to and Condition of Tangible Personal Property. The Company owns and has good title to all of the tangible personal property of the Station, free and clear of any security interest, mortgage, pledge, conditional sales agreement or other lien or encumbrance, except for liens for taxes not yet due. Such personal property constitutes all of the personal property necessary for the conduct of the business or operation of the Station in the manner and to the extent presently conducted. Each item of material personal property is in good operating condition and repair (ordinary wear and tear excepted), and is available for immediate use in the business or operations of the Station.

         2.8 Contracts. The Stockholders have delivered to the PCC Subsidiary true and complete copies of all contracts to which the Company is a party or is bound. Other than such contracts, the Company requires no contract or agreement to enable it to carry on its business as presently conducted. All of such contracts are in full force and effect and are valid, binding and enforceable in accordance with their terms. The Company is not in breach, nor to the Stockholders' knowledge is any other party in breach, of the terms of any such contracts.

         2.9 Financial Statements. The Company has no indebtedness or liabilities other than as set forth in financial statements previously delivered to the PCC Subsidiary and other than liabilities incurred in the ordinary course of business in an aggregate amount at any one time outstanding not in excess of $10,000.

         2.10 Reports. All returns, reports and statements which the Company is currently required to file with the FCC and any other





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governmental agency have been filed.  All of such reports, returns and statements are complete and correct in all material respects as filed.

         2.11 Employee Benefit Plans. All employee benefit plans or compensation arrangements of the Company were established and have been executed, managed and administered without material exception in accordance with all applicable requirements of the Code, the Employee Retirement Income Security Act of 1974, as amended, and other applicable laws. The Stockholders are not aware of the existence of any governmental audit or examination of any of the Company's employee benefit plans or compensation arrangements or of any facts which would leave them to believe that any such audit or examination is pending or threatened. There exists no action, suit or claim (other than routine claims for benefits) with respect to any employee benefit plans or compensation arrangements sponsored by the Company pending or, to the knowledge of the Stockholders, threatened against any of such employee benefit plans or compensation arrangements. The Stockholders have delivered to the PCC Subsidiary true and correct copies of all such employee benefit plans and compensation arrangements.

         2.12 Labor Relations. The Company is not a party to or subject to any collective bargaining agreements. No controversies, union disputes or proceedings are pending or, to the knowledge of the Stockholders, threatened, between the Company and employees (singly or collectively) of the Company. No labor union or other collective bargaining representative represents or, to the best knowledge of the Stockholders, claims to represent any of the employees of the Company. To the knowledge of the Stockholders, there is no union campaign being conducted to solicit cards from employees to authorize a union to request a National Labor Relations Board certification election with respect to any of the Company's employees.

         2.13 Taxes. The Company has filed or caused to be filed all federal income tax returns and all other federal, state, county, local or city tax returns which are required to be filed and it has paid or caused to be paid all taxes shown on said returns or on any tax assessment received by it to the extent that such taxes have become due.

         2.14 Claims and Legal Actions. There is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of the Stockholders, threatened, against or relating to the Company, the Company Common Stock or the business or operations of the Station.





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         2.15    Investment Purpose.  The Stockholders are acquiring the PCC
Shares for investment for their own account and not with a view to the sale or distribution of any part thereof, and the Stockholders have no present intention of selling or otherwise distributing the PCC Shares. Each Stockholder is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), has sufficient knowledge of and experience in financial and business matters so as to be capable of evaluating the risks and merits of his investment in PCC, and is capable of bearing the economic risks of such investment. The Stockholders understand that the PCC Shares must be held indefinitely unless the sale thereof is registered under the Securities Act or is exempt from such registration and that the PCC Shares will bear a legend to that effect.

         2.16 Dissenters' Rights. Each Stockholder has received a copy of Sections 1301, 1302 and 1320 of the FBCA which are attached hereto as Exhibit C and each Stockholder has decided not to exercise his dissenters' rights under such Sections. The Company is in compliance with such Sections.

3.       REPRESENTATIONS AND WARRANTIES OF THE PCC SUBSIDIARY AND PCC.

         The PCC Subsidiary and PCC represent and warrant to the Stockholders as follows:

         3.1 Organization, Standing and Authority. Each of the PCC Subsidiary and PCC is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation. The PCC Subsidiary and PCC have all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by the PCC Subsidiary and PCC hereunder and thereunder.

         3.2 Authorization and Binding Obligation. The execution, delivery and performance of this Agreement by the PCC Subsidiary and PCC have been duly authorized by all necessary corporate actions of the part of the PCC Subsidiary and PCC. This Agreement has been duly executed and delivered by the PCC Subsidiary and PCC and constitutes the legal, valid and binding obligation of the PCC Subsidiary and PCC, enforceable against the PCC Subsidiary and PCC in accordance with its terms except as the enforceability of this Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.





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         3.3     Absence of Conflicting Agreements.  Subject to obtaining the consent of the FCC, the execution, delivery and performance by the PCC Subsidiary and PCC of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time or both): (i) will not conflict with any organizational documents of the PCC Subsidiary or PCC; and
(ii) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, injunction, decree, rule, regulation or ruling of any court or governmental instrumentality applicable to the PCC Subsidiary or PCC; and (iii) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which the PCC Subsidiary or PCC is party or by which the PCC Subsidiary or PCC may be bound.

         3.4 PCC Shares. The PCC Shares will be, upon issuance to the Stockholders, validly issued, fully paid and non-assessable, free and clear of any liens, claims and encumbrances.

4.       OPERATIONS OF THE COMPANY PRIOR TO CLOSING.

         The Stockholders shall cause the Company to operate in accordance with the following covenants during the period beginning on the date of this Agreement and ending on the Closing Date:

         4.1 Generally. The Stockholders agree that, between the date of this Agreement and the Closing Date, they shall cause the Company to operate in the ordinary course of business in accordance with its past practices.

         4.2 Contracts. The Stockholders shall cause the Company not to enter into any contract or commitment or incur any obligation (including obligations relating to the borrowing of money or the guaranteeing of indebtedness) that will be binding on the Company after Closing.

         4.3 Disposition of Assets. The Stockholders shall cause the Company not to sell, assign, lease, or otherwise transfer or dispose of any of its assets, except in connection with the acquisition of replacement property of equivalent kind and value.

         4.4 Encumbrances. The Stockholders shall cause the Company not to create, assume or permit to exist any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon its assets, except for (i) liens which shall be removed prior to the Closing Date and (ii) liens for current taxes not yet due and payable.





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         4.5     Licenses.  The Stockholders shall cause the Company not to cause or permit, by any act or failure to act, any of the Licenses issued by the FCC to expire or to be revoked, suspended, or modified or take any action that could cause the FCC or any other governmental authority to institute proceedings for the suspension, revocation, or adverse modification of any of the Licenses.

         4.6 Access to Information. The Stockholders shall cause the Company to give the PCC Subsidiary and its counsel, accountants, engineers and other authorized representatives reasonable access during normal business hours to the Company's assets, properties, equipment, books, records, contracts and documents for the purpose of audit and inspection and will furnish or cause to be furnished to the PCC Subsidiary or its authorized representatives all material information with respect to the affairs and business of the Company that the PCC Subsidiary may reasonably request (including any operations reports produced with respect to the affairs and business of the Station).

         4.7 Maintenance of Assets. The Stockholders shall cause the Company to maintain all of its assets in good condition (ordinary wear and tear excepted) with inventories of spare parts and expendable supplies being maintained at levels consistent with past practices.

         4.8 Insurance. The Stockholders shall cause the Company to maintain substantially the same insurance coverage provided by the existing insurance policies on the Company and its assets.

         4.9 Consents. The Stockholders shall use their best efforts to obtain the Consents without any change in the terms or conditions of any contract or License as in effect on the date of this Agreement.

         4.10 Books and Records. The Stockholders shall cause the Company to maintain its books and records in accordance with past practices.

        4.11 Notification. The Stockholders shall promptly notify the PCC Subsidiary in writing of any material change in any of the information contained in the Stockholders' representations and warranties contained in
Section 2 of this Agreement.

         4.12 Compliance with Laws. The Stockholders shall cause the Company to comply in all material respects with all laws, rules and regulations.





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        4.13     Corporate Matters.  The Stockholders shall cause the Company
(i) not to merge or consolidate with any other entity, (ii) to preserve its corporate existence, (iii) not to amend its articles of incorporation or by-laws, (iv) not to dissolve or liquidate, (v) not to do any act which would have an adverse effect on the rights of the PCC Subsidiary or PCC hereunder or
(vi) to comply with Sections 1301, 1302 and 1320 of the FBCA.

         4.14 Securities. The Stockholders shall cause the Company not to issue, sell or otherwise dispose of any of its shares of capital stock or other equity interest in the Company, including any options, warrants or other rights to acquire any of the shares of the capital stock or other equity interest of the Company and the Stockholders shall cause the Company not to redeem any such shares or equity interests in the Company.

         4.15    Restrictions relating to Shares.  The Stockholders shall not
(i) sell, transfer, pledge or grant any lien or other encumbrance with respect to their shares of the Company Common Stock or (ii) do any act which would have an adverse effect on the rights of the PCC Subsidiary or PCC hereunder.

5.       SPECIAL COVENANTS AND AGREEMENTS.

         5.1     FCC Consent.

                 (a) The consummation of the Merger pursuant to this Agreement shall be subject to the prior consent and approval of the FCC (the "FCC Consent").

                 (b) The parties hereto shall promptly prepare appropriate applications for the FCC Consent and shall file the applications with the FCC within five (5) business days of the execution of this Agreement. The parties hereto shall prosecute the applications with all reasonable diligence and otherwise use their reasonable commercial efforts to obtain a grant of the applications as expeditiously as practicable. Each party agrees to comply with any condition imposed on it by the FCC Consent, except that no party shall be required to comply with a condition if (1) the condition was imposed on it as the result of a circumstance the existence of which does not constitute a breach by such party of any of its representations, warranties, or covenants under this Agreement, and (2) compliance with the condition would have a material adverse effect upon it. The parties hereto shall oppose any requests for reconsideration or judicial review of the FCC Consent, provided, however, that the parties shall continue to have all rights available to them pursuant to Section 8 hereof. If the Closing shall not have occurred for any reason within the original effective period of the FCC Consent, and no party shall have terminated this





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Agreement under Section 8, the parties hereto shall jointly request an extension of the effective period of the FCC Consent. No extension of the FCC Consent shall limit the exercise by any party of its rights under Section 8.

         5.2 Control of the Station. Prior to Closing, the PCC Subsidiary and PCC shall not, directly or indirectly, control, supervise, direct, or attempt to control, supervise, or direct, the operations of the Station; such operations, including complete control and supervision of all of the Station's programs, employees, and policies, shall be the sole responsibility of the Company and the Stockholders until the Closing.

         5.3 Risk of Loss. The risk of any loss, damage, impairment, confiscation, or condemnation of any of the assets of the Company from any cause whatsoever shall be borne by the Stockholders at all times prior to the Closing.

         5.4 Confidentiality. Except as necessary for the consummation of the transaction contemplated by this Agreement and except as and to the extent required by law, including, without limitation, disclosure requirements of federal or state securities laws and rules and regulations of securities markets, each party will keep confidential any information of a confidential nature obtained from the other party in connection with the transactions contemplated by this Agreement. If this Agreement is terminated, each party will return to the other party all copies of all documents obtained by such party from the other party in connection with the transactions contemplated by this Agreement.

         5.5 Cooperation. The parties hereto shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and the parties hereof shall execute from time to time such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use their reasonable commercial efforts to consummate the transaction contemplated hereby and to fulfill their obligations under this Agreement.

         5.6 Access to Books and Records. The Stockholder shall provide the Surviving Corporation and PCC access and the right to copy for a period of four (4) years from the Closing Date any books and records relating to the Company which remain in the possession of the Stockholders. The Surviving Corporation shall provide the Stockholders access and the right to copy for a





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period of four (4) years from the Closing Date any books and records relating to the Company.

         5.7 Broker. Each of the parties hereto represents and warrants that neither they nor any person or entity acting on their behalf have incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement.

         5.8     Tax Matters.

                 (a) As used in this Agreement, "Taxes" means all federal, state, local and foreign income, franchise, sales, use, occupation, property, excise, alternative or add-on minimum, social security, employees' withholding, unemployment, disability, transfer, capital stock, and other taxes (including, without limitation, any estimated taxes, and any interest and penalties), and "Tax" means any one of such Taxes. "Tax Returns" means all federal, state, local and foreign income, franchise, sales, use, occupation, property, excise, alternative or add-on minimum, social security, employees' withholding, unemployment, disability, transfer, capital stock and other tax returns and tax reports, and "Tax Return" means any one of such Tax Returns.

                 (b) Taxes of the Company with respect to the period ending on (and including) the Closing Date shall be the responsibility of the Stockholders. Taxes of the Surviving Corporation with respect to the period after the Closing Date shall be the responsibility of the Surviving Corporation.

                 (c) The Stockholders agree to pay and to indemnify, reimburse and hold harmless the Surviving Corporation and PCC (and other members of the affiliated group of which the Surviving Corporation and PCC are or will be members (the "PCC Consolidated Group")) and their successors, and their officers, directors, employees, agents and representatives, from and against any and all Taxes of the Company payable with respect to, and any and all claims, liabilities, losses, damages, penalties, interest, costs and expenses (including without limitation court costs and reasonable professional fees incurred in the investigation, defense or settlement of any claims covered by this indemnity) (herein referred to as "Indemnifiable Tax Damages") arising out of or in any manner incident, relating or attributable to Taxes of the Company payable with respect to, (i) any taxable year (or other applicable reporting period) ("Reporting Period") of the Company ending on or before the Closing Date; and (ii) any period beginning on the first day of any Reporting Period that is not completed as of the Closing Date and ending on and including the Closing Date (a "Short Period"), whether such Taxes are imposed directly on the Company or as a result of including the Company





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                                      -13-

in consolidated or combined returns filed by the affiliated group of which the Company is a member (the "Stockholders Consolidated Group"). The Stockholders shall be entitled to any credits or refunds of Taxes of the Company payable with respect to (i) any Reporting Period of the Company ending on or before the Closing Date, and (ii) any Short Period. The Surviving Corporation shall cause the amount of any credits or refunds of Taxes to which the Stockholders are entitled under this Section, but which are received by or credited to the Surviving Corporation after the Closing Date, to be delivered to the Stockholders within ten (10) days following such receipt or crediting, provided that the Stockholders shall reimburse the Surviving Corporation to the extent of any required subsequent repayment of, or reduction in, the amount of such credits or refunds of Taxes so received or credited.

                 (d) The Stockholders shall also indemnify and hold harmless the Surviving Corporation and PCC (and members of the PCC Consolidated Group) from and against any and all Taxes of the Stockholders and members of the Stockholders Consolidated Group other than the Company for any and all periods, whether before or after the Closing Date, and from and against any and all Indemnifiable Tax Damages arising out of or in any manner incident, relating, or attributable to such Taxes or to Tax Returns filed or required to be filed by the Stockholders and members of the Stockholders Consolidated Group other than the Company.

                 (e) The Surviving Corporation agrees to pay and to indemnify, reimburse and hold harmless the Stockholders (and other members of the Stockholders Consolidated Group) and their successors, and their officers, directors, employees, agents and representatives, from and against any and all Taxes of the Surviving Corporation payable with respect to, and any and all Indemnifiable Tax Damages, arising out of or in any manner incident, relating or attributable to Taxes of the Surviving Corporation payable with respect to, or Tax Returns required to be filed by the Surviving Corporation with respect to, (i) any Reporting Period of the Surviving Corporation beginning after the Closing Date; and (ii) any Reporting Period that includes the Closing Date but only for that portion of such period commencing the day after the Closing Date, whether such Taxes are imposed directly on the Surviving Corporation or as a result of including the Surviving Corporation in consolidated or combined returns filed by the PCC Consolidated Group.

                 (f) The Surviving Corporation shall also indemnify and hold harmless the Stockholders (and members of the Stockholders Consolidated Group) from and against any and all Taxes of the members of the PCC Consolidated Group other than the Company and the Surviving Corporation for any and all periods, whether before or after the Closing Date, and from and against any and all Indemnifiable Tax Damages arising out of or in any manner incident, relating, or attributable to such Taxes or to Tax Returns filed or required to be filed by members of the PCC Consolidated Group other than the Company and the Surviving Corporation.

                 (g) Any amounts owed by the Stockholders to any party under this Section 5.8 shall be paid within ten (10) days of notice from such party; provided that if such party has not paid such amounts and such amounts are being contested before the appropriate governmental authorities in good faith, the Stockholders shall not be required to make payment until it is determined finally by an appropriate governmental authority that payment is due if the Stockholders posts appropriate security if necessary to protect such party from (A) the immediate imposition of a lien that arises or attaches from nonpayment after assessment and demand of such amounts, or (B) seizures of assets. Any amounts owed by the Surviving Corporation to any party under this
Section 5.8 shall be paid within ten (10) days of notice from such party; provided that if such party has not paid such amounts and such amounts are being contested before the appropriate governmental authorities in good faith, the Surviving Corporation shall not be required to make payment until it is determined finally by an appropriate governmental authority that payment is due if the Surviving Corporation posts appropriate security if necessary to protect such party from (A) the immediate imposition of a lien that arises or attaches from nonpayment after assessment and demand of such amounts, or (B) seizures of assets.

                 (h) The tax liabilities for each Short Period for the Company shall be determined by closing the books and records of the Company as of the close of business on the Closing Date, by treating each such Short Period as if it were a separate Reporting Period, and by employing accounting methods which are consistent with those employed in preparing the Tax Returns for the Company in prior Reporting Periods and which do not have the effect of distorting income or expenses, except that Taxes based on items other than income or sales shall be computed for the Reporting Period beginning on the first day of the applicable Short Period and prorated on a time basis between the Short Period and the period beginning on the first day after the Closing Date and ending on the last day of the Reporting Period which includes the Closing Date.

                 (i) Within one hundred twenty (120) days after the Closing Date, the Stockholders will provide the Surviving Corporation with a schedule setting forth: (i) a computation of accrued Taxes of the Company for each applicable Short Period; (ii) the tax basis of the assets of the Company as of the Closing Date; (iii) the net operating loss carryover, investment tax credit carryover and the capital loss carryover available, if any, to the Surviving Corporation (x) for federal income tax purposes (and for purposes of any other Taxes for which the applicable Reporting Period ends on the Closing Date), as of the Closing Date, and (y) for purposes of other Taxes, as of the first day of the applicable Short Period; and (iv) all federal, state and local tax elections in effect for the Company as of the Closing Date.

                 (j) The Surviving Corporation shall promptly notify the Stockholders in writing of any notice, letter, correspondence, claim, determination, decision or decree ("Tax Claim") received by the Surviving Corporation that might raise a claim for indemnification hereunder. The Stockholders, at their cost and expense, shall have the sole and exclusive right to (and shall promptly notify the Surviving Corporation as to whether or not they will) handle, answer, defend, compromise or settle such Tax Claim and any tax examination, audit, contest or litigation in connection therewith. If the Stockholders fails within a reasonable time after notice to defend or handle any Tax Claim or any examination, audit, contest or litigation as provided herein, the Stockholders shall be bound by the results obtained by the Surviving Corporation or their respective successors or assigns in connection with such Tax Claim and such examination, audit, contest or litigation. The Surviving Corporation shall give to the Stockholders any relevant information relating to such Tax Claim which may be particularly within the knowledge of the Surviving Corporation and otherwise to cooperate with the Stockholders in good faith with respect to such Tax Claim. Notwithstanding the foregoing, the Stockholders shall not agree, without the consent of the Surviving Corporation (which will not be unreasonably withheld or delayed), to any adjustment for any period ending on or prior to the Closing Date which will legally bind the Surviving Corporation for any period after the Closing Date.

                 (k) The Stockholders shall be responsible for preparing and filing on behalf of the Company all Tax Returns for Reporting Periods of the Company ending on or prior to the Closing Date, including Tax Returns of the Company for such periods which are due after the Closing Date, and the Stockholders shall be responsible for the contents of such returns; provided, however, that the Stockholders shall furnish the Surviving Corporation with copies of such returns at least thirty (30) days prior to the filing date for the Surviving Corporation's review and consent. The Surviving Corporation shall be responsible for preparing and filing all Tax Returns of the Company and the Surviving Corporation for Reporting Periods ending after the Closing Date (including for Reporting Periods beginning prior to and ending after the Closing Date).

                 (l) Each of the parties hereto will provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the other, at all reasonable times, with any work papers, records or other information which may be relevant to such return, audit or examination, proceeding or determination. The party requesting assistance hereunder shall reimburse the other parties for reasonable expenses incurred in providing such assistance.

                 (m) The indemnification provided for hereunder shall not be subject to the provisions of Section 9 and shall constitute a separate and distinct indemnification obligation of the parties hereto.


6. CONDITIONS TO OBLIGATIONS OF THE STOCKHOLDERS, THE COMPANY, THE PCC SUBSIDIARY AND PCC AT CLOSING.

         6.1 Conditions to Obligations of the PCC Subsidiary and PCC. All obligations of the PCC Subsidiary and PCC at the Closing are subject at the option of the PCC Subsidiary and PCC to the fulfillment prior to or at the Closing Date of each of the following conditions:

                 (a) Representations and Warranties. All representations and warranties of the Stockholders contained in Section 2 of this Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time.

                 (b) Covenants and Conditions. The Stockholders and the Company shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

                 (c) Consents. All Consents shall have been obtained and delivered to the PCC Subsidiary and PCC without any material adverse change in the terms or conditions of any agreement or any governmental license, permit, or other authorization.

                 (d) FCC Consent. The FCC Consent shall have been granted without the imposition on the PCC Subsidiary, PCC or the

Surviving Corporation of any material conditions that need not be complied with by the PCC Subsidiary or PCC under Section 5.1 hereof, the Stockholders shall have complied with any conditions imposed on them by the FCC Consent, and the FCC Consent shall have become a Final Order. For purposes of this Agreement, a "Final Order" shall mean an action by the FCC that has not been reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which no requests are pending for administrative or judicial review, reconsideration, appeal, or stay, and the time for filing any such requests and the time for the FCC to set aside the action on its own motion have expired.

                 (e) Material Adverse Change. There shall not have been a material adverse change in the condition (financial or otherwise), business, assets or prospects of the Company.

                 (f) Deliveries. The Stockholders shall have made or stand willing to make all the deliveries to the PCC Subsidiary and PCC set forth in Section 7.2.

                 (g) Release of Liens; No Indebtedness. The Stockholders shall have delivered to the PCC Subsidiary and PCC evidence reasonably satisfactory to the PCC Subsidiary and PCC that there are no security interests, mortgages, encumbrances, and liens on the assets of the Company other than liens for taxes not yet due and payable and that the only indebtedness of the Company is indebtedness which is payable to PCC and Lowell
W. Paxson.

                 (h) No Substantial Interruption. No substantial interruption shall have occurred in the broadcast operations of the Station.

                 (i) Corporate Authorizations. PCC shall have received all necessary authorizations to issue the PCC Shares hereunder.

         6.2 Conditions to Obligations of the Stockholders and the Company. All obligations of the Stockholders and the Company at the Closing are subject at the option of the Stockholders and the Company to the fulfillment prior to or at the Closing Date of each of the following conditions:

                 (a) Representations and Warranties. All representations and warranties of the PCC Subsidiary and PCC contained in Section 3 of this Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time.

                 (b) Covenants and Conditions. The PCC Subsidiary and PCC shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

                 (c) Deliveries. The PCC Subsidiary and PCC shall have made or stand willing to make all the deliveries set forth in Section 7.3.

                 (d) FCC Consent. The FCC Consent shall have been granted without the imposition on the Stockholders of any material conditions that need not be complied with by the Stockholders under Section 5.1 hereof and the PCC Subsidiary and PCC shall have complied with any conditions imposed on them by the FCC Consent.

7.  CLOSING AND CLOSING DELIVERIES

         7.1     Closing.

                 (a) Closing Date. The Closing of the transactions contemplated hereby (the "Closing") shall take place at 10:00 a.m. on a date to be set by the PCC Subsidiary on at least five days' written notice to the Stockholders, that is (1) not earlier than the first business day after the FCC Consent is granted, and (2) not later than ten business days following the date upon which the FCC Consent has become a Final Order. The date of such Closing shall be referred to herein as the Closing Date. If the PCC Subsidiary fails to specify the date for Closing pursuant to the preceding sentence prior to the fifth business day after the date upon which the FCC Consent becomes a Final Order, the Closing shall take place on the tenth business day after the date upon which the FCC Consent becomes a Final Order.

                 (b) Closing Place. The Closing shall be held at the offices of Dow, Lohnes & Albertson, 1200 New Hampshire Avenue, NW, Suite 800, Washington, D.C. 20036, or such other place that is agreed upon by the PCC Subsidiary and the Stockholders.

         7.2 Deliveries by the Stockholders. Prior to or on the Closing Date, the Stockholders and the Company shall deliver to the PCC Subsidiary and PCC the following, in form and substance reasonably satisfactory to the PCC Subsidiary and PCC:

                 (a) Consents. An executed copy of any instrument evidencing receipt of any Consent;

                 (b) Certificates. A certificate, dated as of the Closing Date, executed by the Stockholders certifying (1) that the representations and warranties of the Stockholders contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date; and (2) that the Stockholders and the Company have in all material respects performed and complied with all of their obligations, covenants, and agreements set forth in this Agreement to be performed and complied with on or prior to the Closing Date;

                 (c) Corporate Records. All corporate records of the Company including minute books and stock books and registers;

                 (d) Merger Documents. Any and all documents duly executed by the Company and the Stockholders that may be necessary to consummate the Merger; and

                 (e) Other Instruments. Such other instruments and certificates or other documentation as the PCC Subsidiary or PCC may reasonably request.

         7.3 Deliveries by the PCC Subsidiary and PCC. Prior to or on the Closing Date, the PCC Subsidiary and PCC shall deliver to the Stockholders the following, in form and substance reasonably satisfactory to the Stockholders:

                 (a)      Stock Certificates.  Certificates representing the
PCC Shares;

                 (b) Certificate. A certificate, dated as of the Closing Date, executed by the PCC Subsidiary and PCC certifying (1) that the representations and warranties of the PCC Subsidiary and PCC contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date, and (2) that the PCC Subsidiary and PCC have in all material respects performed and complied with all of their obligations, covenants, and agreements set forth in this Agreement to be performed and complied with on or prior to the Closing Date; and

                 (c) Other Instruments. Such other instruments and certificates or other documentation as the Stockholders may reasonably request.

8.  TERMINATION

         8.1 Termination by the Stockholders. This Agreement may be terminated by the Stockholders, if the Stockholders and the Company are not then in material default, upon written notice to the PCC Subsidiary and PCC, upon the occurrence of any of the following:

                 (a) Conditions. If, on the date that would otherwise be the Closing Date, any of the conditions precedent to the obligations of the Stockholders and the Company set forth in this Agreement have not been satisfied or waived in writing by the Stockholders and the Company.

                 (b) Judgments. If there shall be in effect on the date that would otherwise be the Closing Date any judgment, decree, or order, not caused by the Stockholders or the Company, that would prevent or make unlawful the Closing.

                 (c) Upset Date. If the Closing shall not have occurred by December 31, 1996.

         8.2 Termination by the PCC Subsidiary and PCC. This Agreement may be terminated by the PCC Subsidiary and PCC, if the PCC Subsidiary and PCC are not then in material default, upon written notice to the Stockholders, upon the occurrence of any of the following:

                 (a) Conditions. If on the date that would otherwise be the Closing Date any of the conditions precedent to the obligations of the PCC Subsidiary and PCC set forth in this Agreement have not been satisfied or waived in writing by the PCC Subsidiary and PCC.

                 (b) Judgments. If there shall be in effect on the date that would otherwise be the Closing Date any judgment, decree, or order, not caused by the PCC Subsidiary or PCC, that would prevent or make unlawful the Closing.

                 (c) Upset Date. If the Closing shall not have occurred by December 31, 1996.

         8.3 Rights on Termination. If this Agreement is terminated pursuant to Section 8.1 or 8.2 and no party is in material breach of any provision of this Agreement, the parties hereto shall not have any further liability to each other with respect to the subject matter of this Agreement. If this Agreement is terminated by the Stockholders due to the material breach by the PCC Subsidiary or PCC of this Agreement and the Stockholders and the Company are not in material breach of any provision of this Agreement, then the Stockholders shall have all rights and remedies available under Section 10.3 hereof. If this Agreement is terminated by the PCC Subsidiary and PCC due to any material breach by the Stockholders or the Company of any provision of this Agreement, and the PCC Subsidiary and PCC are not in material breach of any provision of this Agreement, the PCC Subsidiary and PCC shall have all rights and remedies available under Section 10.3 hereof, including the right to seek specific performance of this Agreement.

9.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION; CERTAIN
         REMEDIES

         9.1 Representations and Warranties. All representations and warranties contained in this Agreement, other than with respect to Taxes which shall survive for the applicable statute of limitations, shall be deemed continuing representations and warranties and shall survive the Closing for a period of six (6) months.

         9.2 Indemnification by Stockholders. The Stockholders hereby jointly and severally agree to indemnify and hold the Surviving Corporation and PCC harmless against and with respect to, and shall reimburse the Surviving Corporation and PCC for:

                 (a) Any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or omission or nonfulfillment of any covenant by the Stockholders or the Company contained in this Agreement or in any certificate, document, or instrument delivered to the PCC Subsidiary or PCC under this Agreement.

                 (b) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         9.3 Indemnification by the Surviving Corporation. The Surviving Corporation hereby agrees to indemnify and hold the Stockholders harmless against and with respect to, and shall reimburse the Stockholders for:

                 (a) Any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or omission or nonfulfillment of any covenant by the PCC Subsidiary or PCC contained in this Agreement or in any certificate, document, or instrument delivered to the Stockholders under this Agreement.

                 (b) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         9.4 Procedure for Indemnification. The procedure for indemnification shall be as follows:

                 (a) The party claiming indemnification (the "Claimant") shall promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim. If the claim relates to an action, suit, or proceeding filed by a third party against Claimant, such notice shall be given by Claimant as soon as practicable after written notice of such action, suit, or proceeding was given to Claimant.

                 (b) With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the thirty- day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within the thirty-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedy at law or equity or under the arbitration provisions of this Agreement, as applicable.

                 (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party subject to reimbursement for reasonable actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained by the Claimant with respect to such claim.

                 (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

                 (e) The Indemnification rights provided in Section 9.2 and 9.3 shall extend to the shareholders, directors, officers, employees and representatives of any Claimant although for the purpose of the procedures set forth in this Section 9.4, any indemnification claims by such parties shall be made by and through the Claimant.

10.      MISCELLANEOUS

         10.1 Attorneys' Fees. In the event of a default by any party which results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses.

         10.2 Fees and Expenses. Any federal, state, or local sales or transfer tax arising in connection with the Merger shall be paid by the Stockholders. The Stockholders and the PCC Subsidiary shall each pay one-half of the fee payable to the FCC in connection with the filing of the application for the FCC Consent. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and representatives, and each party shall be responsible for all fees or commissions payable to any finder, broker, advisor, or similar person retained by or on behalf of such party.

         10.3 Arbitration. Except as otherwise provided to the contrary below, any dispute arising out of or related to this Agreement that the parties hereto are unable to resolve by themselves shall be settled by arbitration in the District of Columbia by a panel of three arbitrators. The Stockholders as a group and the PCC Subsidiary or, if applicable, the Surviving Corporation and PCC as a group shall each designate one disinterested arbitrator, and the two arbitrators so designated shall select the third arbitrator. Before undertaking to resolve the dispute, each arbitrator shall be duly sworn faithfully and fairly to hear and examine the matters in controversy and to make a just award according to the best of his or her understanding. The arbitration hearing shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association. The written decision of a majority of the arbitrators shall be final and binding on the parties hereto. The costs and expenses of the arbitration proceeding shall be assessed among the parties in a manner to be decided by a majority of the arbitrators, and the assessment shall be set forth in the decision and award of the arbitrators. Judgment on the award, if it is not paid within thirty days, may be entered in any court having jurisdiction over the matter. No action at law or suit in equity based upon any claim arising out of or related to this Agreement shall be instituted in any court by any party hereto against any other party hereto except (i) an action to compel arbitration pursuant to this Section, (ii) an action to enforce the award of the arbitration panel rendered in accordance with this Section, or (iii) a suit for specific performance under Section 8.3 of this Agreement.

         10.4 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (a) in writing, (b) sent by telecopy (with receipt personally confirmed by telephone), delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, (c) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (d) addressed as follows:

If to the PCC                              Mr. Lowell W. Paxson
Subsidiary, PCC or                         Paxson Communications Corporation
the Surviving                              601 Clearwater Park Road
Corporation:                               West Palm Beach, Florida   33401-6233
                                           Telecopy:  (407) 659-4252
                                           Telephone: (407) 659-4122

With a copy to:                            John R. Feore, Jr., Esq.
                                           Dow, Lohnes & Albertson
                                           1200 New Hampshire Avenue, N.W.
                                           Suite 800
                                           Washington, D.C.  20036
                                           Telecopy:         (202) 776-2222
                                           Telephone: (202) 776-2786

If to the Stockholders                     Mr. Todd L. Paxson
or prior to the                            Mr. Devon W. Paxson
Closing, the Company:                      1756 North Congress Avenue
                                           Suite 101
                                           West Palm Beach, Florida 33409
                                           Telecopy:  (407) 684-1851
                                           Telephone: (407) 684-1707

With a copy to:                            Richard F. Swift, Esq.
                                           Tierney & Swift
                                           1001 22nd Street, N.W.
                                           Suite 350
                                           Washington, D.C.  20037
                                           Telecopy:  (202) 659-5711
                                           Telephone: (202) 293-7979

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 10.4.

         10.5 Benefit and Binding Effect. No party hereto may assign this Agreement without the prior written consent of the other parties hereto; provided, however, that the PCC Subsidiary may assign its rights and obligations under this Agreement to a wholly-owned subsidiary or commonly controlled affiliate without seeking or obtaining the other parties' prior approval. Upon any permitted assignment by a party hereto in accordance with this Section 10.5, all references to such party herein shall be deemed to be references to such party's assignee. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         10.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

         10.7 Headings. The headings in this Agreement are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

         10.8 Gender and Number. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires.

         10.9 Entire Agreement. This Agreement, the exhibits hereto, and all documents, certificates, and other documents to be delivered by the parties pursuant hereto, collectively represent the entire understanding and agreement among the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior negotiations between the parties and cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and which is signed by the party against which enforcement of any such amendment, supplement, or modification is sought.

         10.10 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.10.

         10.11 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

         10.12 Press Releases. No party hereto shall publish any press release, make any other public announcement or otherwise communicate with any news media concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other parties; provided, however, that nothing contained herein shall prevent any party from promptly making all filings with governmental authorities as may, in its judgment, be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, in which case the other parties shall be first notified in writing.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                           PAX JAX, INC.


                                           By:  /s/ Lowell W. Paxson
                                                ------------------------------------------
                                                Name:  Lowell W. Paxson
                                                Title: Chairman


                                           /s/ Todd L. Paxson
                                           -----------------------------------------------
                                           Todd L. Paxson



                                           /s/ Devon W. Paxson
                                           -----------------------------------------------
                                           Devon W. Paxson


                                           PAXSON COMMUNICATIONS CORPORATION


                                           By: /s/ Lowell W. Paxson
                                              --------------------------------------------
                                              Name:  Lowell W. Parson
                                              Title: Chairman


                                           TODD COMMUNICATIONS, INC.


                                           By: /s/ Devon Paxson
                                               -------------------------------------------
                                               Name:  Devon Paxson
                                               Title: President

                                List of Exhibits

 Exhibit A                     Capitalization of Todd Communications, Inc.

 Exhibit B                     Consents

 Exhibit C                     Sections 1301, 1302 and 1320 of FBCA

                                   Exhibit A

 Stockholder                                             Number of Outstanding Shares
 -----------                                             ----------------------------

 Todd L. Paxson                                          49 shares of Common Stock, par value $1.00 per share

 Devon W. Paxson                                         51 shares of Common Stock, par value $1.00 per share

 Number of Authorized Shares:                            1,000 shares of Common Stock, par value $1.00 per
                                                         share

                                   Exhibit B

The FCC Consent.

                                   Exhibit C

                                 See attached.

                                                                EXHIBIT 10.107.1



                        FIRST AMENDMENT TO AGREEMENT AND
                                 PLAN OF MERGER


     This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "Amendment"), is dated as of June 27, 1996, by and among Devon W. Paxson ("Devon"), Todd L. Paxson ("Todd" and together with Devon, individually, a "Stockholder" and collectively, the "Stockholders"), Pax Jax, Inc., a Florida corporation (the "PCC Subsidiary"), Paxson Communications Corporation, a Delaware corporation ("PCC"), and Todd Communications, Inc., a Florida corporation (the "Company").

                                    RECITALS

     A. The parties hereto are parties to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 12, 1996, which provides for the merger of the Company with and into the PCC Subsidiary with the PCC Subsidiary being the surviving corporation. As part of such merger, all of the issued and outstanding shares of Common Stock, par value $1.00 per share, of the Company will be converted into the right to receive Class A Common Stock, par value $.001 per share, of PCC.

     B. The parties hereto desire to amend the Merger Agreement.

                                   AGREEMENTS

     In consideration of the above recitals and of the mutual agreements and covenants contained in this Amendment and in the Merger Agreement, the parties hereto, intending to be bound legally, agree as follows:

     1. Amendment. Section 1.7(c) of the Merger Agreement is hereby amended in its entirety to read as follows:

                 "(c) PCC Shares.  The shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive an aggregate number of shares of the Class A Common Stock, par value $.001 per share, of PCC (the "PCC Shares") equal to (i) $5,000,000, minus the principal amount outstanding of all indebtedness of the Company as of the Effective Time together with any unpaid interest or other unpaid charges accrued on such indebtedness on or before the Effective Time, divided by (ii) $11. The PCC Shares shall be apportioned between the Stockholders pro rata in accordance with their respective ownership interest in the Company immediately prior to the Effective Time. As of the Effective Time, all shares of Company Common Stock shall be no longer outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such share of Company Common Stock shall cease to have any rights with respect thereto except the right to receive the PCC Shares in the amount set forth herein.

     2. Governing Law. This Amendment shall be governed, construed and enforced in accordance with the laws of the State of Florida (without regard to the choice of law provisions thereof).

     3. Counterparts. This Amendment may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

     4. Effect of Amendment. Except as expressly modified hereby, the provisions of the Merger Agreement shall remain unchanged and shall remain in full force and effect.

     5. Reference to Merger Agreement. It shall not be necessary to refer to this Amendment in any reference to the Merger Agreement. Any reference to the Merger Agreement shall be a reference to the Merger Agreement as amended hereby.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

                                   PAX JAX, INC.



                                   By: /s/ Lowell W. Paxson
                                       -----------------------------------
                                        Name:  Lowell W. Paxson
                                        Title: Chairman


                                   /s/ Todd L. Paxson
                                   ---------------------------------------
                                   Todd L. Paxson

                                   /s/ Devon W. Paxson
                                   --------------------------------------
                                   Devon W. Paxson


                                   PAXSON COMMUNICATIONS CORPORATION



                                   By: /s/ Lowell W. Paxson
                                       ----------------------------------
                                        Name:  Lowell W. Paxson
                                        Title: Chairman



                                   TODD COMMUNICATIONS, INC.



                                   By: /s/ Devon W. Paxson
                                       ----------------------------------
                                        Name:  Devon W. Paxson
                                        Title: President